                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Jan Bell Marketing, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            JAN BELL MARKETING, INC.

                                      LOGO

                          14051 NORTHWEST 14TH STREET

                             SUNRISE, FLORIDA 33323

                             ---------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 30, 2000
                             ---------------------

TO THE SHAREHOLDERS:

     The Annual Meeting of Shareholders of Jan Bell Marketing, Inc., a Delaware corporation, will be held on Friday, June 30, 2000 at 9:00 a.m., local time at the Sheraton Suites Plantation, 311 University Drive, Plantation, Florida, for the following purposes:

          (1) To elect four directors to serve for terms as specified herein or until their successors are elected;

          (2) To amend the Certificate of Incorporation to change the corporate name to Mayor's Jewelers, Inc.;

          (3) To ratify the appointment of Deloitte & Touche LLP as independent accountants of the Company for the fiscal year ending February 3, 2001; and

          (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

     These business items are described in the accompanying Proxy Statement.

     Only shareholders of record at the close of business on May 18, 2000 are entitled to notice of and to vote at the meeting.

     All shareholders are cordially invited to attend the meeting in person.

                                          Sincerely,

                                          /s/ Isaac Arguetty
                                          ----------------------------------
                                          Isaac Arguetty
                                          Chairman of the Board
Sunrise, Florida

May 24, 2000

--------------------------------------------------------------------------------
     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                            JAN BELL MARKETING, INC.

                             ---------------------
                                PROXY STATEMENT
                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited by the Board of Directors of Jan Bell Marketing, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held Friday, June 30, 2000 at 9:00 a.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Sheraton Suites Plantation, 311 University Drive, Plantation, Florida.


     These proxy solicitation materials were mailed on or about May 24, 2000. Although the Annual Report is being mailed with the proxy materials, the Annual Report is not a part of this Proxy Statement.


     The Company's corporate offices are located at 14051 Northwest 14th Street, Sunrise, Florida 33323, and its phone number at such address is (954) 846-8000.

RECORD DATE AND SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     Shareholders of record at the close of business May 18, 2000 are entitled to notice of and to vote at the meeting. At the record date, 19,757,785 shares of the Company's voting common stock were issued and outstanding.


     A list of stockholders entitled to vote at the meeting will be available at the Company's corporate offices on June 30, 2000 and for ten days prior to the meeting between the hours of 9:00 a.m. and 5:00 p.m.

     As of May 1, 2000, the following table sets forth the beneficial ownership of voting common stock of the Company by each director and director nominee, by all directors and executive officers as a group and by all persons known by the Company to be the beneficial owners of more than 5% of the voting common stock:


                                                                SHARES OF COMMON STOCK
                                                                  BENEFICIALLY OWNED
                                                              --------------------------
                                                                          PERCENTAGE OF
                                                              NUMBER OF       SHARES
NAME AND ADDRESS(1)                                            SHARES     OUTSTANDING(1)
-------------------                                           ---------   --------------
Isaac Arguetty (2)..........................................  2,697,167        12.1%
Haim Bashan (3).............................................    330,349         1.7%
Gregg Bedol (4).............................................     60,000           *
Thomas Epstein (5)..........................................     95,000           *
Samuel A. Getz (6)..........................................  1,090,967         5.4%
Margaret Gilliam (7)........................................     50,000           *
William Grayson (8).........................................    378,334         1.9%
Peter Offermann (9).........................................     60,000           *
Robert Robison (10).........................................     60,000           *
David Boudreau (11).........................................    420,100         2.1%
Marc Weinstein (12).........................................    321,667         1.6%
Pioneering Management Corporation (13)......................  1,068,200         5.4%
  60 State Street
  Boston, MA 02109
Eliahu Ben Shmuel(14).......................................  1,609,800         8.1%
  16300 NE 19th Avenue, Suite 206
  Miami Beach, FL 33162

                                                                SHARES OF COMMON STOCK
                                                                  BENEFICIALLY OWNED
                                                              --------------------------
                                                                          PERCENTAGE OF
                                                              NUMBER OF       SHARES
NAME AND ADDRESS(1)                                            SHARES     OUTSTANDING(1)
-------------------                                           ---------   --------------
Marbella Resources, Ltd(15).................................  1,635,588         8.3%
  Tropical Isle Building
  Wickhams Cay, Road Town
  Tortola, British Virgin Islands
Cumberland Associates(16)...................................  1,678,100         8.5%
  1114 Avenue of the Americas
  New York, NY 10036
Dimensional Fund Advisors(17)...............................  1,702,900         8.6%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
Franklin Resources, Inc.(18)................................  1,251,400         6.3%
  777 Mariners Island Blvd.
  San Matea, CA 94402
All executive officers and directors as a group (11 persons)
  (19)......................................................  5,563,584        22.9%


---------------

 (1) Unless otherwise noted, each person has sole voting and investment power over the shares listed opposite his or her name. An asterisk (*) is used to indicate less than 1% of the class outstanding.

 (2) Includes options to purchase 2,596,667 shares, of which certain options are held by various family and estate planning vehicles. Does not include shares of common stock registered in the name of Marbella Resources Limited, wholly owned by the Amid Trust, of which Mr. Arguetty's family has beneficial interests, but with respect to which Mr. Arguetty is not a beneficiary and has no voting or dispositive power. See footnote (15) below.

 (3) Includes options to purchase 258,666 shares.
 (4) Includes options to purchase 60,000 shares.
 (5) Includes options to purchase 95,000 shares.
 (6) Includes options to purchase 272,000 shares.
 (7) Includes options to purchase 40,000 shares.
 (8) Includes options to purchase 378,334 shares.
 (9) Includes options to purchase 60,000 shares
(10) Includes options to purchase 60,000 shares

(11) Includes options to purchase 420,100 shares.

(12) Includes options to purchase 321,667 shares.
(13) Pioneering Management reported this ownership as of August 20, 1999.
(14) Includes all shares held by Eliahu Ben Shmuel, E.P. Family Partners, Hay Foundation and Tropical Time, Inc. as set forth in a Stock Option Agreement dated October 27, 1996.
(15) Marbella Resources Limited reported this ownership as of May 27, 1999.
(16) Cumberland reported this ownership as of February 14, 2000.
(17) Dimensional reported this ownership as of February 11, 2000.
(18) Franklin reported this ownership as of January 19, 2000.
(19) Includes 4,562,434 shares issuable upon the exercise of stock options for all executive officers and directors.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is used by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     If a proxy in the form distributed by the Company is properly executed and returned to the Company, the shares represented by that proxy will be voted at the Annual Meeting. Where a stockholder specifies a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for the election of all nominees and for the appointment of the independent accountants.

     Each share has one vote on each matter properly submitted for a vote at the meeting. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum. The nominees receiving the most support for the number of positions to be filled are elected directors. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS


     Proposals of security holders of the Company which are intended to be presented by such shareholders at the Company's next Annual Meeting in 2001 must be received by the Company no later than January 26, 2001 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Additionally, if a stockholder wishes to present to the Company an item for consideration as an agenda item for a meeting, he or she must give timely notice to the Secretary and give a brief description of the business desired to be discussed. To be timely for the 2000 Annual Meeting, such notice must be delivered to or mailed to and received by the Company no later than 5:00 p.m. local time on June 5, 2000. Shareholder proposals or notices must be delivered to or sent certified mail, return receipt requested to Richard Bowers, Secretary, Jan Bell Marketing, Inc., 14051 N.W. 14th Street, Sunrise, Florida 33323.


                             ELECTION OF DIRECTORS

NOMINEES

     The Board of Directors currently consists of nine members and is classified into three classes with each class holding office for a three-year period. The terms of Messrs. Arguetty, Bashan and Offermann expire in 2000; the terms of Messrs. Epstein and Grayson and Ms. Gilliam expire in 2001; and the terms of Messrs. Bedol, Getz and Robison expire in 2002. Under the Bylaws, the number of directors may be increased to thirteen. The Certificate of Incorporation restricts the removal of directors under certain circumstances.

     The following persons are to be elected at the meeting for terms expiring in 2003: Messrs. Arguetty, Offermann and Weinstein. Mr. Boudreau is to be elected for a term expiring in 2001. Unless otherwise instructed, the proxy holders will vote the proxies received by them for such persons as the Company's nominees. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

     Any shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such shareholder's intent to make such nomination is given, either by personal delivery or by United States certified mail, postage prepaid to Corporate Secretary, Jan Bell Marketing, Inc., 14051 Northwest 14th Street, Sunrise, Florida 33323, not later than: (i) with respect to the election to be held at an annual meeting of shareholders, 30 days in advance of such meeting, and, (ii) with respect to any election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders.

Each such notice must set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated, (b) a representation that such shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder, (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if such nominee had been nominated or intended to be nominated by the Board of Directors, and (e) the consent of each nominee to serve as a director if elected. The chairman of a shareholder meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS

     The names of the continuing directors, director nominees and executive officers and certain information about them are set forth below.


                                                                                               DIRECTOR
                 NAME                    AGE                PRINCIPAL OCCUPATION                SINCE
                 ----                    ---                --------------------               --------
Isaac Arguetty                           54    Chairman of the Board and Chief Executive
                                                 Officer of Jan Bell                             1994
Gregg Bedol                              44    Director and CEO of RetailOps LLC                 1996
Thomas Epstein                           43    Director, Private Investor and Financial
                                                 Consultant                                      1995
Samuel A. Getz                           43    Director and CEO and President of Mayor's
                                                 Division                                        1998
Margaret Gilliam                         61    Director and President of Gilliam & Co            1998
William Grayson                          52    Director and CEO and President of Sam's
                                                 Division                                        1998
Peter Offermann                          55    Director and President of Offermann Financial,
                                                 Inc.                                            1996
Robert G. Robison                        47    Director and Partner, Morgan, Lewis & Bockius
                                                 LLP                                             1996
David Boudreau                           41    CFO, Senior Vice President of Finance and
                                                 Treasurer
Marc Weinstein                           45    COO, Senior Vice President of Operations


     The following sets forth certain biographical information with respect to each of the foregoing persons.

ISAAC ARGUETTY

     Mr. Arguetty was a co-founder, the Executive Vice President and a Director of the Company and its predecessors from 1983 until December 1990, Chairman of the Board of Directors from July 1987 to January 1990, and Co-Chairman of the Board of Directors from January 1990 until December 1990. In May 1994, he rejoined the Company as Co-Chairman of the Board and is the current Chairman. In May 1996, Mr. Arguetty became CEO of the Company.

GREGG BEDOL

     Mr. Bedol is currently the CEO of RetailOps LLC, a retail outsourcing service. Prior to forming Retail Ops, Mr. Bedol was Vice President at Neil Thall Associates, an information systems consultant specializing in the retail industry. From 1993 to 1995, he was Vice President of Information Services at National Vision Associates.

THOMAS EPSTEIN

     Mr. Epstein has been a private investor and financial consultant since 1990. Mr. Epstein was affiliated with Zaleski, Sherwood & Co., Inc. from April 1986 to September 1990. From 1980 to 1986, Mr. Epstein was employed by Bankers Trust Company in various capacities, including Vice President. Mr. Epstein is chairman of the Board of Directors of GSS/Array Technology Public Co., Ltd.

SAMUEL A. GETZ


     Mr. Getz has been the CEO and President of Mayor's Jewelers, Inc. since 1990. Mr Getz became a director of Jan Bell in July 1998 when Jan Bell acquired Mayor's.


MARGARET GILLIAM

     Since April 1997, Ms. Gilliam has been the President of Gilliam & Co., a business advisory firm. From 1975 to March 1997, Ms. Gilliam was associated with Credit Suisse First Boston in various capacities, including Senior Security Analyst-Retail Trade and Soft Goods Industries and Director-Equity Research. Prior to such time, Ms. Gilliam held similar positions with various institutional brokerage firms, including Goldman, Sachs & Co. Ms. Gilliam is a director of Horizon Group Properties and Oshman's Sporting Goods.

WILLIAM GRAYSON

     Mr. Grayson joined Jan Bell in June 1997. From June 1995 through June 1997 he was a Senior Vice President of Macy's, and from June 1993 through June 1995 he was a Senior Vice President of Montgomery Wards. Prior to that time, he was President of William Schneider, Inc. and a Vice President of the May Company.

PETER OFFERMANN

     Since May 1994, Mr. Offermann has been the President of Offermann Financial, Inc., a financial consulting firm providing strategic financial advice. From 1994 to 1999 Mr. Offermann was Executive Vice President and Chief Financial Officer of TLC Beatrice. From 1968 through May 1994, he served in a number of positions with Bankers Trust Company and its affiliates, including as Managing Director of BT Investment Partners, Inc. from October 1992 through May 1994, Managing Director of BT Securities Corporation from October 1991 through October 1992, and Managing Director of Bankers Trust Company from 1986 through 1991. Mr. Offermann serves as a director of National Auto Finance, Inc. and Philip Services Corporation.


ROBERT G. ROBISON



     Mr. Robison has been a partner of the law firm of Morgan, Lewis & Bockius LLP since 1991.


DAVID BOUDREAU

     Mr. Boudreau has been the Chief Financial Officer since February 1997 and the Senior Vice President of Finance and Treasurer since 1993. Prior to such time and since 1986, he held various positions with Jan Bell.

MARC WEINSTEIN

     Mr. Weinstein joined the Company in July 1996 as the Senior Vice President of Human Resources and became the Chief Operating Officer in April 1997. Prior to joining Jan Bell, Mr. Weinstein was the Vice President of Human Resources at Burger King Corporation.

                           COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company receive compensation of $20,000 per year plus reimbursement of reasonable expenses for attending meetings and automatically receive options to purchase at an exercise price equal to the market price on the grant date 20,000 voting common shares on the date of their initial election and 10,000 each year thereafter on January 1. Such options are exercisable in full six months after the grant date and until two years after a person ceases to be a director. Directors who are employees of the Company do not receive additional compensation for services as a director.

                         BOARD MEETINGS AND COMMITTEES

     The Board of Directors held a total of four meetings during the fiscal year ended January 29,2000. No Director attended fewer than 75% of the aggregate of all meetings of the Board of Directors or any committees.

     The Board presently has an Audit Committee, Compensation Committee and a Nomination Committee.

     The Audit Committee presently consists of Messrs. Epstein and Bedol and Ms. Gilliam and met twice in Fiscal 1999. The Audit Committee meets with representatives of the Company's independent accountants and with representatives of senior management. The Committee reviews the general scope of the Company's annual audit and other matters relating to internal control systems. In addition, the Audit Committee is responsible for reviewing and monitoring the performance of non-audit services by the Company's auditors as well as reviewing the engagement or discharge of the Company's independent accountants.


     The Compensation Committee presently consists of Mr. Offermann and Ms. Gilliam and did not meet during Fiscal 1999. The Compensation Committee may review and report to the Board the salaries and benefit programs designed for executive officers with a view to insure that the Company is attracting and retaining highly qualified managers through competitive salary and benefit programs and encouraging extraordinary effort through incentive rewards.


     The Nomination Committee did not hold any meetings during Fiscal 1999.

                       COMPENSATION OF EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation paid by the Company to each of the most five highly compensated executive officers of the Company during the fiscal year ended January 29, 2000:

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                             ANNUAL COMPENSATION           COMPENSATION
                                      ----------------------------------      AWARDS
                                                               OTHER       ------------      ALL OTHER
                             FISCAL    SALARY     BONUS        ANNUAL        OPTIONS      COMPENSATION(1)
NAME AND PRINCIPAL POSITION   YEAR      ($)        ($)      COMPENSATION       (#)              ($)
---------------------------  ------   --------   --------   ------------   ------------   ---------------
Isaac Arguetty                1999    $360,000   $376,088       N/A(2)              0        $ 15,780
  Chairman of the Board       1998     360,000    509,165       N/A                 0          15,785
  and Chief Executive         1997     360,000    506,268       N/A         1,650,000          31,185
  Officer

David Boudreau                1999    $220,000   $101,655       N/A                 0        $ 16,098
  CFO, Senior Vice            1998     189,231    106,324       N/A            52,002          10,608
  President of Finance        1997     180,000    100,746       N/A           300,000          10,608
  and Treasurer

Samuel A. Getz (3)            1999    $300,000   $113,874       N/A                 0        $ 18,750
  CEO and President of        1998     155,769     62,169       N/A           510,000           7,500
  Mayor's Division

Marc Weinstein                1999    $200,000   $ 92,413       N/A                 0        $ 43,050(4)
  COO, Senior Vice            1998     184,615    103,730       N/A            52,002          15,000
  President of Operations     1997     180,000    100,746       N/A           300,000               0

William Grayson               1999    $250,000   $115,517       N/A                 0        $ 39,000(5)
  CEO and President           1998     211,539    118,858       N/A            57,801          15,000
  of Sam's Division           1997     123,077    111,940       N/A           405,000          10,000(6)

---------------

(1) Except as otherwise explained, the amounts set forth in this column for each individual represent payments of annual premiums by the Company for whole life insurance policies or financial investments provided to executive officers.

(2) Entries marked "N/A" represent information which is not reportable.
(3) Represents payments for services since joining Company on July 28, 1998.
(4) Includes a $31,800 reimbursement for a club membership used for business development purposes.
(5) Includes a $24,000 reimbursement for a club membership used for business development purposes.
(6) Represents a moving allowance upon commencement of employment.

     Mr. Arguetty has been employed as the Chief Executive Officer since May 1996. Mr. Arguetty receives a base annual salary of $360,000 and has the opportunity to receive an annual cash bonus based upon the achievement of objective performance criteria, such as net income, operating cash flow and return on working capital which are set each year by the Compensation Committee. The agreement allows the Company to terminate Mr. Arguetty for cause without termination benefits or without cause upon the payment of base salary and bonus for a one year period and the vesting of certain options. If Mr. Arguetty is terminated within a two year period after a change in control, he will receive the continuation of base salary for up to three years plus, a lump sum cash payment based upon the base salary or most recent annual bonus.

     Mr. Boudreau is employed as the Chief Financial Officer and, Senior Vice President of Finance and Treasurer. Mr. Boudreau receives a base annual salary of $220,000 and has the opportunity to receive an annual cash bonus based upon the achievement of objective performance criteria, such as net income, operating cash flow and return on working capital which are set each year by the CEO. The agreement allows the Company to terminate Mr. Boudreau for cause without termination benefits or without cause upon the payment of base salary for a one year period and the vesting of certain options. If Mr. Boudreau is terminated within a two year period after a change in control, he will receive the payment of base salary for up to two years plus certain benefits.

     Mr. Getz is employed as the CEO and President of the Mayor's Division. Mr. Getz receives a base annual salary of $300,000 and has the opportunity to receive an annual cash bonus based upon the achievement of objective performance criteria, such as net income, operating cash flow and return on working capital which are set each year by the CEO. The agreement allows the Company to terminate Mr. Getz for cause without termination benefits or without cause upon the payment of base salary for a one year period and the vesting of certain options. If Mr. Getz is terminated within a two year period after a change in control, he will receive the payment of base salary for up to two years plus certain benefits.

     Mr. Weinstein is employed as the Chief Operating Officer and Senior Vice President of Operations. Mr. Weinstein receives a base annual salary of $200,000 and has the opportunity to receive an annual cash bonus based upon the achievement of objective performance criteria, such as net income, operating cash flow and return on working capital which are set each year by the CEO. The agreement allows the Company to terminate Mr. Weinstein for cause without termination benefits or without cause upon the payment of base salary for a one year period and the vesting of certain options. If Mr. Weinstein is terminated within a two year period after a change in control, he will receive the payment of base salary for up to two years plus certain benefits.

     Mr. Grayson is employed as the CEO and President of the Sam's Division. Mr. Grayson receives a base annual salary of $250,000 and has the opportunity to receive an annual cash bonus based upon the achievement of objective performance criteria, such as net income, operating cash flow and return on working capital which are set each year by the CEO. The agreement allows the Company to terminate Mr. Grayson for cause without termination benefits or without cause upon the payment of base salary for a one year period and the vesting of certain options. If Mr. Grayson is terminated within a two year period after a change in control, he will receive the payment of base salary for up to two years plus certain benefits.

CERTAIN TRANSACTIONS

     Mayor's leased a building from a trust in which Samuel A. Getz is a beneficiary. Rent expense was $118,036 during Fiscal 1999. The lease ended May, 1999.

     The law firm of Morgan, Lewis & Bockius LLP of which Mr. Robison is a partner performs certain legal services for the Company.

     Mr. Epstein serves as a financial consultant to the Company pursuant to a consulting agreement effective as of February 1998. The agreement is terminable at will by either party and provides for monthly payments for each transaction of $5,000 plus a payment of $100,000 for the successful completion of transactions valued at less than $50 million and a payment of $200,000 for the successful completion of transactions greater than $50 million. Mr. Epstein received $5,000 in Fiscal 1999 for consultation regarding a possible acquisition.


     During Fiscal 1999, the Company purchased in the normal course of business designer jewelry goods aggregating $234,827.50 from Whitney Boin Studio, a company owned by the brother-in-law of Mr. Getz.


     In connection with the closing of the Company's operations in Israel, Mr. Bashan purchased certain inventory for $2,113,811. The goods were sold in an arm's length transaction on an "as is" basis with no warranties or right of return. Payment for the goods is being made in 24 equal monthly installments with 10% interest commencing as of January 1, 2000. Mr. Bashan further provided a personal guaranty.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

     The following table shows stock option exercises by named officers in Fiscal 1999, including the aggregate value of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and non-exercisable stock options as of January 29, 2000. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the fiscal year-end price of $ 3.0625 per share of common stock.

                                                                                             VALUE OF
                                                                 NUMBER OF SECURITIES      IN-THE-MONEY
                                   OPTIONS/SARS                 UNDERLYING UNEXERCISED   AT FISCAL YEAR-
                                      SHARES                    AT FISCAL YEAR-END(#)         END($)
                                     ACQUIRED        VALUE      ----------------------   ----------------
                                   ON EXERCISE    REALIZED(1)        EXERCISABLE/          EXERCISABLE/
              NAME                     (#)            ($)           UNEXERCISABLE         UNEXERCISABLE
              ----                 ------------   -----------   ----------------------   ----------------
Isaac Arguetty...................       0              0            2,596,667/183,333    1,064,584/126,041
David Boudreau...................       0              0               420,100/72,002        45,000/1,250
Samuel A. Getz...................       0              0              272,000/238,000                 0/0
William Grayson..................       0              0               378,334/84,467        57,396/1,667
Marc Weinstein...................       0              0               321,667/75,335        62,292/1,458

---------------

(1) Fair market value of shares at exercise minus the exercise price.

                               PERFORMANCE GRAPH

     The graph below compares the five year cumulative total return for Jan Bell stock with the cumulative total return of the Amex Market Value Stock Index and the S&P Retail Specialty Index. The graph assumes $100 invested on January 1, 1995 in Jan Bell stock and $100 invested at that time in each of the indexes. The comparison assumes that dividends are reinvested.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
          AMONG JAN BELL MARKETING, INC., THE AMEX MARKET VALUE INDEX
                      AND THE S&P RETAIL (SPECIALTY) INDEX

                                                JAN BELL MARKETING, INC.        AMEX MARKET VALUE        S&P RETAIL (SPECIALTY)
                                                ------------------------        -----------------        ----------------------
1/95                                                       100                         100                         100
1/96                                                        88                         125                          93
1/97                                                        73                         130                         102
1/98                                                        90                         156                         109
1/99                                                       221                         178                         100
1/00                                                        96                         214                          68

---------------

* $100 Invested on January 31, 1995 in stock or index, including reinvestment of dividends. Fiscal year ending January 31.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Under rules established by the Securities Exchange Commission, the Company is required to provide certain data and information regarding the compensation and benefits provided to the Company's Chief Executive Officer ("CEO") and the other most highly compensated executive officers during Fiscal 1999. The disclosure requirements for these individuals (the "named executive officers") includes the use of tables and a report explaining the rationale and considerations regarding the executive compensation decisions affecting those individuals. In fulfillment of these requirements, the Compensation Committee consisting of Mr. Offermann and Ms. Gilliam for Fiscal 1999 prepared the following report. The Compensation Committee is composed entirely of directors who have never been employees of the Company.

  Compensation Philosophy

     This report reflects the Company's compensation philosophy as endorsed by the Board of Directors and the Committee and resulting actions taken by the Company. With regard to compensation actions affecting Mr. Arguetty as CEO, the Committee acts as the approving body.

     Executive compensation has been designed to:

     - Support a pay for performance policy that provides compensation amounts based both on overall corporate results and individual performance;

     - Motivate executives to achieve business initiatives and reward them for their achievement;

     - Provide total compensation opportunities which allow the Company to compete for and retain talented results oriented executives who will contribute to the Company's short-term and long-term success; and


     - Align the interests of executives with the long-term interests of stockholders through award opportunities based on stock performance.


     At present, executive compensation is comprised of base salary, annual bonus cash incentive opportunities based on subjective analysis and objective criteria, and long-term incentive opportunities in the form of grants of stock options.

     As an executive's level of responsibility increases, a greater portion of his or her potential total compensation opportunity is generally based on performance incentives and less on base salary, causing greater variability in the individual's absolute compensation level from year-to-year. Incentive compensation (all pay other than base salary) comprises a significant compensation opportunity and is tied to the Company's short term earnings and long term stock performance.

     In reviewing or administering the individual elements of executive compensation, the Company and the Committee strive to balance short and long-term incentive objectives and utilize prudent judgment in reviewing performance matters and incentive payments. While the Company has not yet established a policy with respect to qualifying compensation paid to executive officers for deductibility under new Internal Revenue Code provisions relating to over $1 million compensation packages, the Company is continuing to review the regulations and will generally seek to structure compensation to provide for maximum deductibility, recognizing that there may be circumstances in which the Company's interests are best served otherwise.

  Annual Compensation Program

     Annual total cash compensation for senior management consists of base salary and objective and discretionary bonuses as percentages of base salary. The Company has a cash bonus arrangement for executives which is based upon the achievement of specific criteria and goals, such as net income, operating cash flow, and return on working capital. Accordingly, total annual cash compensation will vary each year based on Company performance and profitability as well as a subjective and objective evaluation of each executive's contribution to that performance. Base salaries for the named executive officers are set forth in employment agreements.

     Consistent with the focus on performance based compensation, Mr. Arguetty's target bonus opportunity in Fiscal 1999 was set at 100% of his base salary and completely attributable to corporate performance. In light of such considerations, Mr. Arguetty's Fiscal 1999 bonus was $376,088.

  Long-Term Incentives -- Stock Option Plan

     The Company's Stock Option Plan is designed to align a significant portion of the named executive compensation with shareholder interests. In determining the number of options to be awarded, the amount and terms of options previously granted are generally not considered. The stock options are a right to purchase shares of common stock generally over a five to ten-year period exercisable at the fair market value per share as of the date the option is granted and vesting in increments over a three year period, so the options provide value to the recipient only when the stock price increases above the option grant price and the option has become exercisable. The vesting and exercisability of options granted to the named executives are generally subject to continued employment and/or the Company achieving certain profitability levels in each year.

     The Committee has generally granted stock options each year to executive officers pursuant to shareholder approved plans as well as options at the time an executive commences employment. The Committee granted no options in Fiscal 1999 to the named executives.

     SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF
DIRECTORS: PETER OFFERMANN AND MARGARET GILLIAM.

                             CORPORATE NAME CHANGE

     In order to reflect the future growth and expansion of the Company's luxury jewelry operations, management and the Board recommend that the Company change its corporate name from Jan Bell Marketing, Inc. to Mayor's Jewelers, Inc. The proposed name change will further assist the Company in developing the brand name identity of the Mayor's retail stores on a national basis.

     The Certificate of Incorporation will be amended to reflect the name change, and the affirmative vote of a majority of the issued and outstanding shares is required. THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NAME CHANGE.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed Deloitte & Touche LLP, independent accountants, to audit the consolidated financial statements of the Company for the fiscal year ending February 3, 2001 and recommends that shareholders vote for ratification of such appointment.

     In the event of a negative vote on such ratification of appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board in its discretion may direct the appointment of a new independent accounting firm at any time during the year, if the Board believes that such a change would be in the best interests of the Company and its shareholders.

     Deloitte & Touche LLP has audited the Company's financial statements annually since 1983. Its representatives are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, then the persons named in the enclosed form of proxy will each have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                             AVAILABLE INFORMATION

     The Company files annual reports on Form 10-K with the Securities and Exchange Commission. A copy of such annual report for the fiscal year ended January 29, 2000 (except for certain exhibits thereto) may be obtained, free of charge, upon written request by any shareholder to Jan Bell Marketing, Inc., 14051 Northwest 14th Street, Sunrise, Florida 33323, Attention: Corporate Secretary. Copies of all exhibits to the annual report are available upon similar request, subject to payment of a $0.15 per page charge to reimburse the Company for its expenses in supplying any exhibit.

                                          THE BOARD OF DIRECTORS


Dated: May 24, 2000

PROXY
                            JAN BELL MARKETING, INC.
                             14051 N.W. 14TH STREET
                             SUNRISE, FLORIDA 33323

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Vincent Tubito and Isaac Arguetty as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Jan Bell Marketing, Inc. held of record by the undersigned on May 18, 2000, at the Annual Meeting of Shareholders to be held on or about June 30, 2000 or any adjournment thereof.

1.  ELECTION OF DIRECTORS

[ ]  FOR the nominees listed below                     [ ]  WITHHOLD AUTHORITY
  (except as marked to the contrary below)               to vote for the nominees listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW.)

2. PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO CHANGE THE NAME TO MAYOR'S JEWELERS, INC.
            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

--------------------------------------------------------------------------------

                      Isaac Arguetty        David Boudreau
                      Peter Offermann       Marc Weinstein

                            (Continued on next page)

3.  PROPOSAL TO APPROVE AND RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND FOR PROPOSALS 2 AND 3.

    Please sign exactly as name appears below. When shares are held by more than one owner, all should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                 DATED:  , 2000

                                                   (Be sure to date this Proxy)

                                                 -------------------------------

                                                            Signature

                                                 -------------------------------

                                                            Signature